OMNIBUS DEBENTURE AMENDMENT

This OMNIBUS DEBENTURE AMENDMENT (this “Amendment”), effective as of May 31, 2012 (the “Effective Date”) is entered into between INSPIREMD, INC. (the “Company”) and each holder of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures Due April 5, 2014 (the “Holders”, and each a “Holder”) that has executed the signature page hereto.

WHEREAS, the Company and the Holders have entered into a Securities Purchase Agreement, made as of April 5, 2012 (as amended, modified, restated, and extended from time to time, the “Securities Purchase Agreement”), pursuant to which the Company issued convertible senior secured debentures to the Holders as follows: (1) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to HUG Financing LLC in the principal face amount of $1,382,979 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “HUG Debenture”); (2) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Genesis Opportunity Fund LP in the principal face amount of $4,468,085 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “GOF Debenture”); (3) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Genesis Asset Opportunity Fund LP in the principal face amount of $2,127,660 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “GAOF Debenture”); (4) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Ayer Capital Partners Master Fund, L.P. in the principal face amount of $3,464,362 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “ACPMF Debenture”); (5) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Ayer Capital Partners Kestrel Fund in the principal face amount of $68,617 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “ACPKF Debenture”); (6) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Epworth – Ayer Capital in the principal face amount of $190,426 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “Epworth Debenture,” together with the HUG Debenture, the GOF Debenture, the GAOF Debenture, the ACPMF Debenture and the ACPKF Debenture, the “Debentures”);

WHEREAS, the Company and the Holders desire to amend certain provisions in each of the Debentures; and

WHEREAS, the Debentures may be amended upon the written consent of the Company and the holders of at least 60% in principal amount of the then outstanding Debentures (the “Majority Holders”).

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Modification. The Company and the Majority Holders hereby agree that each of the Debentures is hereby amended in its entirety as follows:

a. The definition of “Conversion Adjustment Amount” in each of the Debentures is hereby deleted in its entirety, and is replaced with the following:

1	Omnibus Debenture Amendment

“Conversion Adjustment Amount” means an amount equal to the principal amount being converted multiplied by a fraction, the numerator of which is (a) the number of days elapsed from the Original Issue Date multiplied by (b) .021917808; and the denominator of which is 100; provided, however, that in no event shall the number of days elapsed from the Original Issue Date referred to above in (a) be greater than 548 days regardless of the actual number of days elapsed from the Original Issue Date.

2. Binding Effect; Ratification. The Debentures, as amended by this Amendment, continue to be obligations of the Company. All provisions of the Debentures, the Securities Purchase Agreements and the other Transaction Documents (as defined in the Securities Purchase Agreement) remain in full force and effect as therein written, except as amended hereby.

3. Construction and Choice of Law. This Amendment may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Amendment shall be construed and enforced in accordance with the laws of the State of New York and applicable United States federal law.

4. Notice of Final Agreement. This Amendment embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[signature page follows]

2	Omnibus Debenture Amendment

Executed to be effective as of May 31, 2012.

THE COMPANY: INSPIREMD, INC. By: /s/ Craig Shore________________________ Name: Craig Shore Title: Chief Financial Officer	HOLDERS: HUG FUNDING LLC By: /s/ Daniel Saks________________________ Name: Daniel Saks Title: Managing Member
GENESIS OPPORTUNITY FUND L.P. By: /s/ Daniel Saks________________________ Name: Daniel Saks Title: Managing Member
GENESIS ASSET OPPORTUNITY FUND L.P. By: /s/ Daniel Saks________________________ Name: Daniel Saks Title: Managing Member
AYER CAPITAL PARTNERS MASTER FUND, L.P. By: /s/ Jay Venkatesan ____________________ Name: Jay Venkatesan Title: Managing Member
AYER CAPITAL PARTNERS KESTREL FUND L.P. By: /s/ Jay Venkatesan______________________ Name: Jay Venkatesan Title: Managing Member
EPWORTH – AYER CAPITAL By: /s/ Jay Venkatesan______________________ Name: Jay Venkatesan Title: Managing Member

Signature page to Omnibus Debenture Amendment